Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew Hidalgo, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Vision Hydrogen Corporation on Form 10-Q for the fiscal quarter ended June 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Vision Hydrogen Corporation.

	By:	/s/ ANDREW HIDALGO
Date: July 23, 2021	Name:	Andrew Hidalgo
	Title:	Chief Executive Officer Principal Execute Officer

I, Matthew Hidalgo, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Vision Hydrogen Corporation on Form 10-Q for the fiscal quarter ended June 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Vision Hydrogen Corporation.

	By:	/s/ MATTHEW HIDALGO
Date: July 23, 2021	Name:	Matthew Hidalgo
	Title:	Chief Financial Officer Principal Financial Officer and Principal Accounting Officer